                                 AMENDMENT NO. 9
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

      This Amendment dated as of October 31, 2005, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 5, 2000, between AIM Growth Series, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

      WHEREAS, the parties desire to amend the Agreement to add two new portfolios - AIM Income Allocation Fund and AIM International Allocation Fund;

      NOW, THEREFORE, the parties agree as follows;

      1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

               NAME OF FUND                 EFFECTIVE DATE OF ADVISORY AGREEMENT
-----------------------------------------   ------------------------------------
AIM Basic Value Fund                                    June 5, 2000

AIM Conservative Allocation Fund                       April 30, 2004

AIM Global Equity Fund                                November 4, 2003

AIM Growth Allocation Fund                             April 30, 2004

AIM Income Allocation Fund                            October 31, 2005

AIM International Allocation Fund                     October 31, 2005

AIM Mid Cap Core Equity Fund                          September 1, 2001

AIM Moderate Allocation Fund                           April 30, 2004

AIM Moderate Growth Allocation Fund                    April 29, 2005

AIM Moderately Conservative                            April 29, 2005
Allocation Fund

AIM Small Cap Growth Fund                            September 11, 2000

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR

      The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              AIM BASIC VALUE FUND
                          AIM MID CAP CORE EQUITY FUND
                            AIM SMALL CAP GROWTH FUND

       NET ASSETS                                             ANNUAL RATE
------------------------                                      -----------
First $500 million.........................................     0.725%
Next $500 million..........................................      0.70%
Next $500 million..........................................     0.675%
Excess over $1.5 billion...................................      0.65%

                             AIM GLOBAL EQUITY FUND

     NET ASSETS                                               ANNUAL RATE
---------------------                                         -----------
First $500 million.........................................     0.975%
Next $500 million..........................................      0.95%
Next $500 million..........................................     0.925%
On amounts thereafter......................................      0.90%


                       AIM CONSERVATIVE ALLOCATION FUND
                           AIM GROWTH ALLOCATION FUND
                           AIM INCOME ALLOCATION FUND
                        AIM INTERNATIONAL ALLOCATION FUND
                          AIM MODERATE ALLOCATION FUND
                       AIM MODERATE GROWTH ALLOCATION FUND
                   AIM MODERATELY CONSERVATIVE ALLOCATION FUND

                 These seven funds do not pay an advisory fee."

      2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                 AIM GROWTH SERIES

Attest:  /s/ Ofelia M. Mayo                      By:  /s/ Robert H. Graham
        --------------------------------             --------------------------
            Assistant Secretary                          Robert H. Graham
                                                         President

(SEAL)

                                                 AIM ADVISORS, INC.

Attest:   /s/ Ofelia M. Mayo                     By:  /s/ Mark H. Williamson
         -------------------------------             ---------------------------
              Assistant Secretary                         Mark H. Williamson
                                                          President

(SEAL)
                                       3